UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2006

CB RICHARD ELLIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

100 North Sepulveda Blvd., Suite 1050, El Segundo,
California		90245
(Address of Principal Executive Offices)		(Zip Code)

(310) 606-4700

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CB Richard Ellis Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 1.01.  Entry into a Material Definitive Agreement

2005 Cash Bonuses:

On January 31, 2006, the Compensation Committee of our Board of Directors (the “Compensation Committee”) approved cash bonuses for fiscal year 2005 performance to the following individuals who are among those expected to be named executive officers in the proxy statement for the Company’s 2006 annual meeting:

Name	2005 Bonus Award

Calvin W. Frese, Jr.
Senior Executive Vice President
and President, Americas	$762,000

Laurence H. Midler
Executive Vice President and
General Counsel	$214,700

The bonuses were awarded based on achievement of Company financial performance and individual operational objectives and calculated in accordance with formulas under our previously filed Executive Bonus Plan (the “Current Plan”).  Our other current executives who are named executive officers (Brett White, Kenneth J. Kay, and Robert Blain) were awarded cash bonuses in accordance with targets previously disclosed with respect to such individuals and formulas under the Current Plan.

The Company intends to provide additional information regarding the compensation awarded to its named executive officers for the year ended December 31, 2005 in the proxy statement for the Company’s 2006 annual meeting.

New Executive Bonus Plan:

On January 31, 2006, the Compensation Committee amended the Current Plan (the “Amended Plan”), which will apply to periods after December 31, 2005.  A copy of the Amended Plan is attached to this report as Exhibit 10.1.  Under the Amended Plan, eligible employees, including each named executive officer, would be eligible for the award of a cash bonus based on performance during the prior fiscal year.  Bonus awards for named executive officers shall be based on the following factors:  (a) financial measures for the Company, business unit or line of business depending on the individual’s scope of responsibility, and (b) individual achievement of predetermined Company or individual objectives.  Awards for the CEO, global regional presidents and line of business leaders will be weighted 80% on financial measures and 20% on achievement of individual objectives.  Awards for the CFO, Global Controller, General Counsel and others in executive staff positions will be weighted 60% on financial measures and 40% on achievement of individual objectives.  Under the Amended Plan, targets and performance goals for named executive officers are established at the beginning of the fiscal year by the Compensation Committee.  Actual awards may exceed previously established targets based on formulas included in the Amended Plan, but shall not exceed 200% of the individual’s target.  The Amended Plan will be submitted to our stockholders at the 2006 annual meeting and described more fully in our 2006 proxy statement.

2006 Bonus Award Targets:

On January 31, 2006, the Compensation Committee approved performance goal target amounts for 2006 bonus awards in accordance with the Amended Plan for those expected to be named executive officers.  In 2006, the financial measure portion of the performance goals will be based on earnings before interest, taxes, depreciation and amortization.  The targets approved by the Compensation Committee are as follows:

Name	2006 Bonus Target

Robert Blain
President, Asia-Pacific Region	$375,000

Calvin W. Frese, Jr.
Senior Executive Vice President and President, Americas	$500,000

Kenneth J. Kay
Senior Executive Vice President and Chief Financial Officer	$500,000

Laurence H. Midler
Executive Vice President and General Counsel	$200,000

Brett White
President and Chief Executive Officer	$1,300,000

2006 Base Annual Salary Increase:

On January 31, 2006, the Compensation Committee approved a change to the base annual salary of Laurence H. Midler, our Executive Vice President and General Counsel, after due consideration of his performance.  Mr. Midler’s base annual salary was increased to $400,000, effective as of January 1, 2006.

Item 9.01    Financial Statements and Exhibits

(c)     Exhibits

Exhibit Number

10.1	Executive Bonus Plan, amended as of January 1, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 6, 2006		CB RICHARD ELLIS GROUP, INC.

	By:	/s/ KENNETH J. KAY
Kenneth J. Kay
Chief Financial Officer